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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements on Form S-8 (Registration Nos. 333-64484, 333-74098-1), Form S-4/A (Registration No. 333-66592), and Form S-3/A (Registration No. 333-74884), of our report dated January 27, 2003, except for note 24, as to which the date is March 14, 2003, relating to the consolidated financial statements of AT&T Wireless Services, Inc. and subsidiaries, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 27, 2003 relating to the consolidated financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington
March 24, 2003